World Renowned Physician and HIV Researcher Joins Samaritan’s Advisory Board

LAS VEGAS, October 3, 2007 (PRIME NEWSWIRE) — Samaritan Pharmaceuticals Inc. (AMEX:LIV — News), a developer of innovative life saving drugs announced today the appointment of James E.K. Hildreth, M.D., a world renowned physician and HIV researcher, to its Scientific Advisory Board.

The work of Dr. Hildreth in HIV/AIDS dates back to 1986 and focuses on blocking HIV infection by learning how HIV gets into cells. He has published more than 80 scientific articles and holds six patents. Originally from Arkansas, Dr. Hildreth holds degrees from Harvard University, Oxford University and Johns Hopkins University where he was the first African American to earn full professorship with tenure in the basic sciences.

Currently, Dr. Hildreth serves as the Director for the Center for AIDS Health Disparities Research and Professor of Medicine at Meharry Medical College in Nashville, Tennessee. Dr. Hildreth is also an Adjunct Professor of Pharmacology and Molecular Sciences, at Johns Hopkins School of Medicine, Baltimore, Maryland.

In addition, Dr. Hildreth is a past member of the National Institutes of Health/the National Institute of Allergy and Infectious Diseases (AIDS Research Review Study Section). His research has been focused on the relationship between adhesion molecules, lipid rafts, and the biology of human retroviruses (HIV).

Samaritan’s lead Phase II HIV drug, SP-01A’s mechanism of action is thought to be related to cholesterol modulation and Dr. Hildreth’s research studying cholesterol sequestration as a preventive measure for HIV Infection is of special interest. Related HIV cholesterol publications include, “Lipid rafts and HIV pathogenesis: virion-associated cholesterol is required for fusion and infection of susceptible cells, AIDS Res Hum Retroviruses, 2003 Aug;19(8):675-87 and “Cholesterol depletion of human immunodeficiency virus type 1 and simian immunodeficiency virus with beta-cyclodextrin inactivates and permeabilizes the virions: evidence for virion-associated lipid rafts. J Virol. 2003 Aug;77(15):8237-48.”

Dr. Janet Greeson CEO of Samaritan stated, “We are looking forward to Dr. Hildreth’s participation with Samaritan’s drug development team and our scientific advisory board. He is futuristic and considered a significant thought leader in the world of HIV researchers. Plus, our passions are aligned in our quest to find affordable HIV drugs and seek innovative treatments to prevent HIV.”

Samaritan Pharmaceuticals: ``Transforming Today’s Science Into Tomorrow’s Cures...’’
Samaritan Pharmaceuticals is an entrepreneurial biopharmaceutical company that concentrates its efforts toward commercializing new innovative therapeutic products. Samaritan has partnered its Phase II infectious disease drug SP-01A, an oral HIV viral-entry inhibitor, to Pharmaplaz, Ireland. Additionally, its Alzheimer’s drug Caprospinol, with the potential to restore memory loss in Alzheimer’s disease patients, has been issued an IND by the FDA. Samaritan has several drugs in nonclinical studies preparing for IND development; it is evaluating the use of SP-1000 for Hypersholestolemia patients and the use of SP-10T1 as an ``oral treatment’’ for Hepatitis-C. In addition, Samaritan has acquired the marketing and sales rights to sell eleven revenue-generating products in various Eastern European countries.

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Disclaimer
The company disclaims any information created by an outside party and endorses only information communicated by its press releases, filings, and Website. This news release contains forward-looking statements that reflect management’s current beliefs about the potential for its drug candidates, science, and technology. However, as with any biopharmaceutical under development, there are significant risks and uncertainties in the process of development and regulatory review. There are no guarantees that products will prove to be commercially successful. For additional information about the factors that affect the company’s business, please read the company’s latest Form 10-Q filed August 13, 2007. The company undertakes no duty to update forward-looking statements.

Contact:

Samaritan Pharmaceuticals, Inc.

Richard Brown, Investor Relations

(702) 735-7001

RichardBrown@SamaritanPharma.com

Samaritan Pharmaceuticals, Inc.

Kristi Eads, Business Development

(702) 735-7001

KristiEads@SamaritanPharma.com